Exhibit 99.1

PRESS RELEASE

CONTACT INFORMATION

Kip E. Meintzer, Investor Relations	Cynthia Harris, Public Relations
PalmSource, Inc.	PalmSource, Inc.
408.400.1909	408.400.1928
Kip.Meintzer@PalmSource.com	Cynthia.Harris@PalmSource.com

PalmSource Announces Q2 FY04 Results

SUNNYVALE, Calif.— December 22, 2003—PalmSource, Inc. (NASDAQ: PSRC) provider of Palm OS®, a leading operating system powering next generation mobile devices and smartphones, today reported revenues of $16.8 million for the second quarter of fiscal year 2004, ended November 28, 2003, representing an increase of 13% over $14.8 million revenue reported for the same quarter of fiscal year 2003.

Based on generally accepted accounting principles (GAAP), the net loss for the second quarter of fiscal year 2004 was $9.1 million or $0.89 per share. This compares to a GAAP net loss for the second quarter of fiscal year 2003 of $8.3 million or $0.83 per share.

On a non-GAAP basis that excludes the effect of stock-based compensation, amortization of intangible assets, restructuring, and separation (related to the spin out of PalmSource from palmOne), net loss for the second quarter of fiscal year 2004 was $0.3 million, or $0.03 per share. This compares to a non-GAAP net loss for the second quarter of fiscal year 2003 of $6.0 million or $0.60 per share.

At November 28, 2003, cash, cash equivalents and restricted investments were $35.7 million.

“The second quarter was an exciting and historical time for PalmSource. In this quarter, PalmSource was spun out from palmOne and launched as an independent public company with the mission of powering the next generation of smart mobile devices,” said David Nagel, PalmSource, Inc. president and chief executive officer. “As these exciting events were occurring, we maintained our focus on operational excellence and continued with the execution of our plan to achieve profitability.”

In the second quarter, the company announced PerComm, Inc. as a Palm OS licensee. PerComm plans to integrate Palm OS 5 to create new smart mobile devices that operate on wireless networks including ReFLEX, GSM and CDMA. Additionally, the company recently announced that Founder Technology Group, Corp. (Foundertech), a leading computer manufacturer in China, has licensed Palm OS to distribute Foundertech-branded Palm Powered devices in China. During the second quarter, the company launched the Palm Powered Mobile World program, connecting mobile operators, infrastructure providers and software developers in a wireless ecosystem that capitalizes on the growing smartphone market. The Palm Powered Mobile World program was joined by Sprint as a charter carrier member and Pumatech and Visto as charter infrastructure members.

Second Quarter Operational Review

Comparing the second quarter of fiscal year 2004 to the same quarter of the prior year:

•	Total revenues grew by 13% to $16.8 million.

•	License and royalty revenues increased by 14% to $15.5 million, while the number of units shipped decreased by 10% to 1.3 million.

•	Gross margin percentage improved from 81% to 94%.

•	Total operating expenses on a non-GAAP basis decreased by 9%.

•	Non-GAAP net loss decreased by 95% to $0.3 million.

Business Outlook

Management’s current outlook for the third quarter is as follows:

•	Revenues are expected in the range of $21 million, plus or minus 5%.

•	Financial results on a GAAP basis are expected in the range of a net loss of $2 million to breakeven; and on a non-GAAP basis, net income in the range of $1 million to $3 million.

•	Cash flow used by operating activities is expected in the range of $2 million to $4 million.

INVESTOR’S NOTE: The company will hold a conference call for the public on December 22, 2003, at 2 p.m. Pacific/5 p.m. Eastern to discuss matters covered in this press release. The live conference call will be available over the Internet by logging onto the investor relations section of PalmSource’s website at http://www.palmsource.com/about/ir.html. An audio replay of the conference call also can be accessed at the same URL beginning on December 22, 2003 no later than 4 p.m. Pacific / 7 p.m. Eastern. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors through CCBN’s individual investor center at www.companyboardroom.com, by visiting any of the investor sites in CCBN’s Individual Investor Network or via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

NON-GAAP FINANCIAL MEASURES: Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company’s management refers to these non-GAAP financial measures—such as non-GAAP operating loss and net loss—in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: operating results; products, services and the features of each; growth and growth opportunities for the industry and market; growth and growth opportunities for shareholder value; PalmSource’s outlook; customers; profitability; liquidity and capital resources; the handheld industry; and the growth of the smartphone industry. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: PalmSource’s ability to anticipate demand for its software; PalmSource’s licensees meeting their obligations; PalmSource’s ability to hire, retain, integrate and motivate sufficient qualified personnel; PalmSource’s ability to secure and protect its intellectual property; risk associated with international operations; PalmSource’s ability to control and successfully manage its expenses and cash position; fluctuations in the demand for PalmSource’s existing and future products and services and growth in PalmSource’s industries and markets; PalmSource’s ability to build, maintain and benefit from strategic alliances; PalmSource’s ability to compete with existing and new competitors; possible future price cutting or other actions by competitors; PalmSource’s ability to successfully operate as a separate independent company. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in PalmSource’s most recent filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the period ended August 29, 2003. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements

About PalmSource

PalmSource, Inc. is the company behind Palm OS, a leading operating system powering mobile information devices. More than 30 million Palm Powered handhelds and smartphones have been sold to date worldwide. Industry leaders Aceeca, AlphaSmart, Fossil, Foundertech, Garmin, GSL, HuneTec, Kyocera, Lenovo, palmOne, PerComm, Samsung, Sony, Symbol Technologies and Tapwave license Palm OS to create diverse mobile devices that meet unique customer needs. Palm OS has given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Economy. More information about PalmSource is available at www.palmsource.com, http://www.palmsource.co.uk, http://www.palmsource.fr, http://www.palmsource.de and http://www.palmsource.com.cn.

Palm OS is a registered trademark and Palm Powered is a trademark of Palm Trademark Holding Company, LLC. Other brands may be trademarks of their respective owners.

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PalmSource, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2003	2002	2003	2002
Revenues:
Related party license and royalty	$10,343	$9,843	$20,630	$19,452
Third party license and royalty	5,174	3,786	10,680	7,853

Total license and royalty	15,517	13,629	31,310	27,305
Related party support and service	214	288	413	1,028
Third party support and service	1,041	871	2,181	1,505

Total support and service	1,255	1,159	2,594	2,533

Total revenues	16,772	14,788	33,904	29,838

Cost of revenues:
License and royalty	611	2,114	1,991	4,333
Support and service	428	626	972	1,353

Total cost of revenues	1,039	2,740	2,963	5,686

Gross profit	15,733	12,048	30,941	24,152
Operating expenses:
Research and development	7,933	9,770	16,726	20,392
Sales and marketing	4,488	4,267	8,898	8,313
General and administrative	3,070	3,031	5,903	5,477
Stock-based compensation	2,688	717	3,822	1,422
Amortization of intangible assets	65	105	163	210
Separation costs	6,067	1,410	7,092	1,893

Total operating expenses	24,311	19,300	42,604	37,707

Loss from operations	(8,578)	(7,252)	(11,663)	(13,555)
Interest expense	(146)	(120)	(273)	(240)
Interest and other income (expense), net	(43)	(300)	38	(3,875)

Loss before income taxes	(8,767)	(7,672)	(11,898)	(17,670)
Income tax provision	356	601	1,013	1,384

Net loss	$(9,123)	$(8,273)	$(12,911)	$(19,054)

Basic and diluted net loss per share	$(0.89)	$(0.83)	$(1.28)	$(1.91)

Shares used in computing basic and diluted net loss per share	10,227	10,000	10,114	10,000

PalmSource, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2003	2002	2003	2002
Revenues:
Related party license and royalty	$10,343	$9,843	$20,630	$19,452
Third party license and royalty	5,174	3,786	10,680	7,853

Total license and royalty	15,517	13,629	31,310	27,305
Related party support and service	214	288	413	1,028
Third party support and service	1,041	871	2,181	1,505

Total support and service	1,255	1,159	2,594	2,533

Total revenues	16,772	14,788	33,904	29,838

Cost of revenues:
License and royalty	611	2,114	1,991	4,333
Support and service	428	626	972	1,353

Total cost of revenues	1,039	2,740	2,963	5,686

Gross profit	15,733	12,048	30,941	24,152
Non-GAAP Operating expenses:
Research and development	7,933	9,770	16,726	20,392
Sales and marketing	4,488	4,267	8,898	8,313
General and administrative	3,070	3,031	5,903	5,477

Total non-GAAP operating expenses	15,491	17,068	31,527	34,182

Non-GAAP income (loss) from operations	242	(5,020)	(586)	(10,030)
Interest expense	(146)	(120)	(273)	(240)
Interest and other income (expense), net	(43)	(300)	38	(3,875)
Income tax provision	356	601	1,013	1,384

Non-GAAP net loss	$(303)	$(6,041)	$(1,834)	$(15,529)

Basic and diluted non-GAAP net loss per share	$(0.03)	$(0.60)	$(0.18)	$(1.55)

Shares used in computing basic and diluted net loss per share	10,227	10,000	10,114	10,000

Reconciliation between GAAP net loss and Non-GAAP net loss as follows:
GAAP net loss	$(9,123)	$(8,273)	$(12,911)	$(19,054)

Stock-based compensation	2,688	717	3,822	1,422
Amortization of intangible assets	65	105	163	210
Separation costs	6,067	1,410	7,092	1,893

Non-GAAP net loss	$(303)	$(6,041)	$(1,834)	$(15,529)

PalmSource, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	November 30,	May 31,
	2003	2003
ASSETS
Current assets:
Cash and cash equivalents	$34,065	$37,465
Receivable from related parties	75	5,132
Accounts receivable, net	6,677	583
Prepaids and other	2,831	1,305

Total current assets	43,648	44,485
Restricted investments	1,673	1,671
Property and equipment, net	2,885	3,419
Goodwill	52,845	52,845
Intangible assets, net	245	976
Other assets	1,089	1,211

Total assets	$102,385	$104,607

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,743	$2,868
Payable to Palm, Inc.	—	1,911
Deferred revenue	11,678	9,392
Accrued restructuring	—	349
Other accrued liabilities	8,096	9,215

Total current liabilities	26,517	23,735
Non-current liabilities:
Note payable to Palm Inc., including accrued interest	—	20,744
Deferred revenue and other	12,733	13,848
Long-term convertible subordinated note	15,000	—
Series A redeemable convertible preferred stock	—	20,000
Stockholders’ equity:
Common stock	12	10
Additional paid-in capital	108,170	61,939
Accumulated other comprehensive income	509	448
Unamortized stock-based compensation	(11,528)	—
Accumulated deficit	(49,028)	(36,117)

Total stockholders’ equity	48,135	26,280

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$102,385	$104,607